Exhibit 1

CUSIP No. 00448Q201	13D	Page 16 of 18 Pages

AGREEMENT

Pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, the undersigned hereby agree that only one statement containing the information required by Schedule 13D need be filed with respect to the ownership by each of the undersigned of shares of Common Stock of Achillion Pharmaceuticals.

This Agreement may be executed in any number of counterparts, each of which shall be deemed an original.

Date: August 25, 2010

Clarus Lifesciences II, L.P.
By:	Clarus Ventures II GP, L.P., its general partner
By:	Clarus Ventures II, LLC, its general partner

By:	*
Robert Liptak
Manager

Clarus Ventures II GP, L.P.
By:	Clarus Ventures II, LLC, its general partner

By:	*
Robert Liptak
Manager

Clarus Ventures II, LLC

By:	*
Robert Liptak
Manager

*
Nicholas Simon

*
Dennis Henner

*
Jeffrey Leiden

*
Robert Liptak

*
Nicholas Galakatos

*
Kurt Wheeler

*
Michael Steinmetz

*By:	/s/ Robert Liptak
Robert Liptak, for himself and as Attorney-in-Fact

CUSIP No. 00448Q201	13D	Page 17 of 18 Pages

This Agreement relating to Amendment No. 2 to Schedule 13D was executed by Robert Liptak pursuant to Powers of Attorney, filed with the Securities and Exchange Commission on April 11, 2008, which Powers of Attorney are incorporated herein by reference and copies of which are attached hereto as Exhibit 2.